                                                                   EXHIBIT 10.16


                                                                Loan No. PRT0989

                               LINE OF CREDIT AGREEMENT

            THIS LINE OF CREDIT AGREEMENT is entered into as of January 22, 2004, between FARM CREDIT WEST, PCA, Visalia, California ("FCW") and CALAVO GROWERS, INC., Santa Ana, California (the "Company").

      SECTION 1. THE REVOLVING CREDIT FACILITY. On the terms and conditions set forth in this agreement, FCW agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $12,000,000.00 (the "Commitment"). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

      SECTION 2. SALE OF INTEREST TO COBANK. The Company acknowledges that concurrent with the execution of this Line of Credit Agreement, FCW is selling a 100% participation interest in the Commitment to CoBank, ACB ("CoBank"). All funds to be advanced hereunder shall be made by CoBank, all repayments by the Company hereunder shall be made to CoBank, and all notices to be made to FCW shall be made to CoBank and to FCW. CoBank shall be solely responsible for the administration of this Line of Credit Agreement and the enforcement of all rights and remedies of FCW hereunder, including administration of so called "borrower rights" provisions of regulations of the Farm Credit Administration covering interest rate disclosures, restructuring for distressed loans, the right of first refusal with respect to acquired property, and other matters as set forth in the applicable regulations.

      SECTION 3. PURPOSE. The purpose of the Commitment is to finance the operating needs of the Company and for the issuance of approved letters of credit.

      SECTION 4. TERM. The term of the Commitment shall be from the date hereof, up to but not including January 22, 2006, or such later date as FCW may, with the consent of CoBank, authorize in writing.

      SECTION 5. AVAILABILITY. Subject to the provisions of Section 26, loans will be made available on any day on which FCW and CoBank and the Federal Reserve Banks are open for business upon the telephonic or written request of the Company. Requests for loans must be received no later than 12:00 Noon Company's local time on the date the loan is desired. Loans will be made available by CoBank by wire transfer of immediately available funds to such account or accounts as may be authorized by the Company. The Company shall furnish to CoBank a duly completed and executed copy of a CoBank Delegation and Wire and Electronic Transfer Authorization Form, and FCW and CoBank shall be entitled to rely on (and shall incur no liability to the Company in acting on) any request or direction furnished in accordance with the terms thereof.

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LINE OF CREDIT AGREEMENT NO. PRT0989                                      Page 2

SECTION 6. INTEREST AND FEES.

      (A) INTEREST. The Company agrees to pay interest on the unpaid balance of the loans in accordance with one of more of the following interest rate options, as selected by the Company:

            (1) WEEKLY QUOTED VARIABLE RATE. At a rate per annum equal at all times to the rate of interest established by CoBank on the first Business Day of each week. The rate established by CoBank shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request.

            (2) LIBOR. At a fixed rate per annum equal to "LIBOR" (as hereinafter defined) plus 100 basis points (1%). Under this option: (1) rates may be fixed for "Interest Periods" (as hereinafter defined) of 1,2,3,6,9 or 12 months as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be 10; and (4) rates may only be fixed on a "Banking Day" (as hereinafter defined) on 3 Banking Days' prior written notice. For purposes hereof: (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth) and adjusted for reserves required on "Eurocurrency Liabilities" (as hereinafter defined) for banks subject to "FRB Regulation D" (as herein defined) or required by any other federal law or regulation) quoted by the British Bankers Association (the "BBA") at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company; as published by Bloomberg or another major information vendor listed on BBA's official website; (b) "Banking Day" shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, 6, 9 or 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) "Eurocurrency Liabilities" shall have meaning as set forth in "FRB Regulation D"; and (e) "FRB Regulation D" shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amende.

            (3) QUOTED RATE. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be 10.

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LINE OF CREDIT AGREEMENT NO. PRT0989                                      Page 3

            The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option provided for above unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company's local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company.

            (B) COMMITMENT FEE. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 0.15% per annum (calculated on a 360 day basis based on utilization, which is defined as outstanding advances plus issued and outstanding letters of credit divided by the total available amount of the Commitment), payable quarterly in arrears by the 20th day following each quarter. Such fee shall be payable for each quarter (or portion thereof) occurring during the original or any extended term of the Commitment.

      SECTION 7. REPAYMENT AND MATURITY. The unpaid principal balance of the loans shall mature and be due and payable on January 22, 2006, or such later date as CoBank may in its sole discretion authorize in writing (the "Maturity Date").

      SECTION 8. PROMISSORY NOTE. The Company's obligation to repay the loans shall be evidenced by a promissory note in the form attached hereto as Exhibit A ("Note").

      SECTION 9. MANNER AND TIME OF PAYMENT. CoBank shall maintain a record of all loans, the interest accrued thereon, and all payments made with respect thereto, and such record shall, absent proof of manifest error, be conclusive evidence of the outstanding principal and interest on the loans. All payments shall be made by wire transfer of immediately available funds, by check, or by automated clearing house or other similar cash handling processes as specified by separate agreement between the Company and CoBank. Wire transfers shall be made to ABA No. 307088754 for advice to and credit of CoBank (or to such other account as CoBank may direct by notice). The Company shall give CoBank telephonic notice no later than 12:00 Noon Company's local time of its intent to pay by wire and funds received after 3:00 p.m. Company's local time shall be credited on the next business day. Checks shall be mailed to CoBank, Department 167, Denver, Colorado 80291-0167 (or to such other place as CoBank may direct by notice). Credit for payment by check will not be given until the later of: (a) the day on which CoBank receives immediately available funds; or (b) the next business day after receipt of the check.

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LINE OF CREDIT AGREEMENT NO. PRT0989                                      Page 4

      SECTION 10. CAPITALIZATION. The participation interest in the Loans held by CoBank shall be on a patronage basis; provided, however, that pursuant to
Section 27 hereunder, any subparticipation interest sold by CoBank subsequent to its initial purchase of the 100% participation interest from FCW shall not be on a patronage basis. The Company will initially purchase a $1,000.00 stock investment under FCW capitalization plan. The Company understands that in light of the sale of 100% of the Commitment to CoBank, the Company has a right as set forth in the Regulations of the Farm Credit Administration (see Section 614.4335) to elect to invest in equities of either FCW or CoBank. Subject to the provisions of Section 28 below, the Company hereby elects to purchase such equity in CoBank as CoBank may from time to time require in accordance with its Bylaws. However, the maximum amount of equity which the Company shall be obligated to purchase in connection with any loan may not exceed the maximum amount permitted by the Bylaws as of the date hereof or at the time this loan is renewed or refinanced under an arrangement where some or all of the loan is participated in by CoBank.

      SECTION 11. SECURITY. The Company's obligations under this agreement and the Note shall be secured by a statutory first lien on all equity which the Company may now own or hereafter acquire in FCW or CoBank. With the exception of the security referenced in the preceding sentence, the Company's obligations under this agreement and the Note shall be unsecured.

      SECTION 12. LETTERS OF CREDIT. If agreeable to CoBank in its sole discretion in each instance, in addition to loans, the Company may utilize up to $2,500,000.00 of the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after receipt of a duly completed and executed copy of CoBank's then current form of application or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. Any draw under any letter of credit issued hereunder shall be deemed an advance under the Commitment. Each letter of credit must be in form and content acceptable to CoBank and must expire no later than the maturity date of the loan.

      SECTION 13. CONDITIONS PRECEDENT. CoBank's obligation to make loans hereunder is subject to the condition precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:

            (A) THIS AGREEMENT, ETC. A duly executed copy of this agreement and all instruments and documents contemplated hereby.

            (B) EVIDENCE OF AUTHORITY. Such certified board resolutions, evidence of incumbency, and other evidence that CoBank may require that this agreement and the Note have been duly authorized and executed.

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LINE OF CREDIT AGREEMENT NO. PRT0989                                      Page 5

            (C) FEES AND OTHER CHARGES. All fees and other charges provided for herein.

            (D) EVIDENCE OF INSURANCE. Such evidence as CoBank may require that the Company is in compliance with Section 15(C) hereof.

            (E) EVENT OF DEFAULT. That no "Event of Default" (as defined in
Section 18 hereof) or event which with the giving of notice and/or the passage of time would become an Event of Default hereunder (a "Potential Default"), shall have occurred and be continuing.

            (F) PARTICIPATION CERTIFICATE. That CoBank and FCW shall have entered into a Participation Certificate covering the loan hereunder to be dated as of the date hereof.

      SECTION 14. REPRESENTATIONS AND WARRANTIES.

            (A) THIS AGREEMENT. The Company represents and warrants to FCW and CoBank that as of the date of this Agreement:

                  (1) COMPLIANCE. The Company and, to the extent contemplated hereunder, each "Subsidiary" (as defined below), is in compliance with all of the terms of this agreement, and no Event of Default or Potential Default exists hereunder.

                  (2) SUBSIDIARIES. The Company has the following Subsidiaries:
Calavo Foods, Inc. (CFI); Maui Fresh International, Inc.; Calavo de Mexico S.A. de C.V.; and Calavo Foods de Mexico S.A. de C.V. . For purposes hereof, a "Subsidiary" shall mean a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are owned, directly or indirectly, by the Company.

                  (3) CONFLICTING AGREEMENTS, Etc. This agreement and the Note (collectively, at any time, the "Loan Documents"), do not conflict with, or require the consent of any party to, any other agreement to which the Company is a party or by which it or its property may be bound or affected, and do not conflict with any provision of the Company's bylaws, articles of incorporation, or other organizational documents.

                  (4) COMPLIANCE. The Company and, to the extent contemplated hereunder, each Subsidiary, if any, is in compliance with all of the terms of the Loan Documents.

                  (5) BINDING AGREEMENT. The Loan Documents create legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally.

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LINE OF CREDIT AGREEMENT NO. PRT0989                                      Page 6

      SECTION 15. AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect, the Company agrees to and with respect to Subsections 15(A) through 15(F) hereof, agrees to cause each Subsidiary, if any, to:

            (A) CORPORATE EXISTENCE, LICENSES. ETC. (i) Preserve and keep in full force and effect its existence and good standing in the jurisdiction of its incorporation or formation; (ii) qualify and remain qualified to transact business in all jurisdictions where such qualification is required; and (iii) obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or required by law, rule, regulation, ordinance, code, order, and the like (collectively, "Laws").

            (B) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable Laws, including, without limitation, all Laws relating to environmental protection. In addition, the Company agrees to cause all persons occupying or present on any of its properties, and to cause each Subsidiary, if any, to cause all persons occupying or present on any of its properties, to comply in all material respects with all environmental protection Laws.

            (C) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may request. At CoBank's request, all policies (or such other proof of compliance with this Subsection as may be satisfactory to CoBank) shall be delivered to CoBank.

            (D) PROPERTY MAINTENANCE. Maintain all of its property that is necessary to or useful in the proper conduct of its business in good working condition, ordinary wear and tear excepted.

            (E) BOOKS AND RECORDS. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied.

            (F) INSPECTION. Permit CoBank or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, and accounts, with its respective officers, directors, employees, and independent certified public accountants.

            (G) REPORTS AND NOTICES. Furnish to CoBank:

                (1) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event more than 90 days after the end of each fiscal year of the Company occurring during the term hereof, annual consolidated and consolidating financial statements of the Company and its consolidated Subsidiaries, if any, prepared in accordance with GAAP consistently applied. Such financial statements shall: (a) be audited by independent certified public accountants selected by the


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LINE OF CREDIT AGREEMENT NO. PRT0989                                      Page 7

Company and acceptable to CoBank; (b) be accompanied by a report of such accountants containing an opinion thereon acceptable to CoBank; (c) be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

                  (2) INTERIM FINANCIAL STATEMENTS. As soon as available, but in no event more than 30 days after the end of each fiscal quarter, a consolidated balance sheet of the Company and its consolidated Subsidiaries, if any, as of the end of such quarter, a consolidated statement of income for the Company and its consolidated Subsidiaries, if any, for such period and for the period year to date, and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied and certified by an authorized officer or employee of the Company acceptable to CoBank.

                  (3) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the occurrence of an Event of Default or a Potential Default.

                  (4) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Company or any Subsidiary which, if determined adversely to the Company or any such Subsidiary, could have a material adverse effect on the financial condition, properties, profits, or operations of the Company or any such Subsidiary.

                  (5) NOTICE OF ENVIRONMENTAL LITIGATION, ETC. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Company or any Subsidiary to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

                  (6) BYLAWS AND ARTICLES. Promptly after any change in the Company's bylaws or articles of incorporation (or like documents), copies of all such changes, certified by the Company's Secretary.

                  (7) OTHER INFORMATION. Such other information regarding the condition or operations, financial or otherwise, of the Company or any Subsidiary as CoBank may from time to time reasonably request, including but not limited to copies of all pleadings, notices, and communications referred to in Subsections 15(G)(4) and (5) above.

                  (8) FINANCIAL CERTIFICATE. Together with each set of financial statements furnished to CoBank pursuant to Section 15(G)(1), and each quarterly statement submitted

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LINE OF CREDIT AGREEMENT NO. PRT0989                                   Page 8

pursuant to Section 15(G)(2) for a period corresponding to a period for which one or more of the financial covenants set forth in Section 17 hereof are required to be tested, a certificate of an officer or employee of the Company acceptable to CoBank setting forth calculations showing compliance with each of the financial covenants that require compliance at the end of the period for which the statements are being furnished.

            (H) CERTAIN ORGANIZATIONAL CHANGES. Provide CoBank with prior notice (and as early as practicable) of any merger, consolidation reorganization under a different provision of law, acquisition of all or a material part of the assets of another organization change of name, adoption of any trade name, or creation of any Subsidiary, affiliate or material joint venture(s). For purposes of this covenant, joint venture transaction(s), which alone or in the aggregate exceed $1,000,000, are considered material.

      SECTION 16. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, which agreement will not be unreasonably withheld, while this agreement is in effect, the Company will not:

                  (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to CoBank; (ii) accounts payable to trade creditors incurred in the ordinary course of business; and (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (iv) debt of the Company to Bank of America in an amount not to exceed $12,000,000.00 and all extensions, renewals, and refinancings thereof; (v) (vi) letters of credit issued by any bank for the account of the Company in an aggregate face amount not to exceed $5,000,000.00 at any one time outstanding; and (vii) capitalized leases existing on the date hereof existing from time to time.

                  (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The foregoing restrictions shall not apply to: (i) Liens in favor of FCW or CoBank;
(ii) Liens for taxes, assessments, or governmental charges that are not past due; (iii) Liens and deposits under workers' compensation, unemployment insurance, and social security Laws; (iv) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, materialmen, warehousemen, and like persons that secure obligations that are not past due; and (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject theretor.

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LINE OF CREDIT AGREEMENT NO. PRT0989                                    Page 9

            (C) [INTENTIONALLY OMITTED]

            (D) TRANSFER OF ASSETS. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

            (E) LOANS. Lend or advance money, credit, or property to any person or entity, except for: (i) loans made to U.S. growers under Calavo's grower development loan program not to exceed $4,000,000.00 outstanding at any one time; (ii) existing advances and loans to Sierra Pacific; (iii) loans to Mexican growers not to exceed $1,500,000.00 outstanding at any one time; (iv) Chilean pre-season grower advances made under existing program not to exceed a gross amount of $4,000,000.00 outstanding at any one time; and (v) trade credit extended in the ordinary course of business.

            (F) CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business.

            (G) CHANGE IN BUSINESS. Engage in any business activities or operations substantially different from or unrelated to the Company's present business activities or operations.

      SECTION 17. FINANCIAL COVENANTS. Unless otherwise agreed to in writing, while this agreement is in effect:

            (A) CURRENT RATIO. The Company and its consolidated Subsidiaries, if any, will have at all times and tested at the end of each fiscal quarter of the Company, a ratio of consolidated current assets to consolidated current liabilities (both as determined in accordance with GAAP, adjusted on a specific unit cost basis, consistently applied) of not less than 1.35 to 1.

            (B) INTEREST COVERAGE RATIO. The Company and its consolidated Subsidiaries will have at all times and tested at the end of each fiscal quarter of the Company, a "Interest Coverage Ratio" (as defined below) for that year of not less than 5.0:1. For purposes hereof, the term "Debt Service Coverage Ratio" shall mean EBITDA divided by interest expense, both determined in accordance with GAAP on a moving four-quarter basis.

            (C) TOTAL LEVERAGE RATIO. The Company and its consolidated Subsidiaries will have at all times and tested at the end of each fiscal quarter of the Company, a ratio of Funded Debt to EBITDA of not more than 3.5 to 1. For purposes hereof, the term "Funded Debt" shall mean the total outstanding balance of all borrowed monies, including letter of credit liability, from all

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LINE OF CREDIT AGREEMENT NO. PRT0989                                     Page 10

lending sources. EBITDA shall be determined in accordance with GAAP and computed on a moving four-quarter basis.

      SECTION 18. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this agreement:

            (A) PAYMENT DEFAULT. The Company should fail to make any payment to CoBank when due.

            (B) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by the Company herein or in the Note, application, agreement, certificate, or other document related to or furnished in connection with this agreement or the Note, shall prove to have been false or misleading in any material respect on or as of the date made or deemed made.

            (C) CERTAIN AFFIRMATIVE COVENANTS. The Company or, to the extent required hereunder, any Subsidiary should fail to perform or comply with Sections 15(A) through 15(G)(2), and 15(G)(6) and such failure continues for 15 days after written notice thereof shall have been delivered by CoBank to the Company.

            (D) OTHER COVENANTS AND AGREEMENTS. The Company or, to the extent required hereunder, any Subsidiary should fail to perform or comply with any other covenant or agreement contained herein or in any other Loan Document or shall use the proceeds of any loan for an unauthorized purpose.

            (E) CROSS-DEFAULT. The Company should, after any applicable grace period, breach or be in default under the terms of any other agreement between the Company and CoBank.

            (F) OTHER INDEBTEDNESS. The Company or any Subsidiary should fail to pay when due any indebtedness to any other person or entity for borrowed money or any long-term obligation for the deferred purchase price of property (including any capitalized lease), or any other event occurs which, under any agreement or instrument relating to such indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such indebtedness or obligation, whether or not such indebtedness or obligation is actually accelerated or the right to accelerate is conditioned on the giving of notice, the passage of time, or otherwise.

            (G) JUDGMENTS. A judgment, decree, or order for the payment of money shall be rendered against the Company or any Subsidiary and either: (i) enforcement proceedings shall have been commenced; (ii) a Lien prohibited under
Section 10(B) hereof shall have been obtained; or (iii) such judgment, decree, or order shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

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LINE OF CREDIT AGREEMENT NO. PRT0989                                    Page 11

            (H) INSOLVENCY, ETC. The Company or any Subsidiary shall: (i) become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (ii) suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) commence or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation Law of any jurisdiction.

            (I) MATERIAL ADVERSE CHANGE. Any material adverse change occurs, as reasonably determined by CoBank, in the Company's financial condition, results of operation, or ability to perform its obligations hereunder or under any instrument or document contemplated hereby.

      SECTION 19. REMEDIES. Upon the occurrence and during the continuance of an Event of Default or any Potential Default, CoBank shall have no obligation to continue to extend credit to the Company and may discontinue doing so at any time without prior notice. For all purposes hereof, the term "Potential Default" means the occurrence of any event which, with the passage of time or the giving of notice or both would become an Event of Default. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, upon notice to the Company, terminate any commitment and declare the entire unpaid principal balance of the loans, all accrued interest thereon, and all other amounts payable under this agreement, all Supplements, and the other Loan Documents to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the loans and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Company. In addition, upon such an acceleration:

            (A) ENFORCEMENT. CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by this agreement, any other Loan Document or under Law. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any other or future exercise thereof, or the exercise of any other right. Without limiting the foregoing, CoBank may hold and/or set off and apply against the Company's obligations to CoBank any cash collateral held by CoBank, or any balances held by CoBank for the Company's account (whether or not such balances are men due).

            (B) APPLICATION OF FUNDS. CoBank may apply all payments received by it to the Company's obligations to CoBank in such order and manner as CoBank may elect in its sole discretion.

LINE OF CREDIT AGREEMENT NO. PRT0989                                   Page 12

      In addition to the rights and remedies set forth above: (i) if the Company fails to make any payment to CoBank when due, then at CoBank's option in each instance, such payment shall bear interest from the date due to the date paid at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan; and (ii) after the maturity of any loan (whether as a result of acceleration or otherwise), the unpaid principal balance of such loan (including without limitation, principal, interest, fees and expenses) shall automatically bear interest at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan. All interest provided for herein shall be payable on demand and shall be calculated on the basis of a year consisting of 360 days.

      SECTION 20. BROKEN FUNDING SURCHARGE. Notwithstanding any provision contained in any Supplement giving the Company the right to repay any loan prior to the date it would otherwise be due and payable, the Company agrees to provide three Business Days' prior written notice for any prepayment of a fixed rate balance and that in the event it repays any fixed rate balance prior to its scheduled due date or prior to the last day of the fixed rate period applicable thereto (whether such payment is made voluntarily, as a result of an acceleration, or otherwise), the Company will pay to CoBank a surcharge in an amount equal to the greater of: (i) an amount which would result in CoBank being made whole (on a present value basis) for the actual or imputed funding losses incurred by CoBank as a result thereof; or (ii) $300.00. Notwithstanding the foregoing, in the event any fixed rate balance is repaid as a result of the Company refinancing the loan with another lender or by other means, then in lieu of the foregoing, the Company shall pay to CoBank a surcharge in an amount sufficient (on a present value basis) to enable CoBank to maintain the yield it would have earned during the fixed rate period on the amount repaid. Such surcharges will be calculated in accordance with methodology established by CoBank (a copy of which will be made available to the Company upon request).

      SECTION 21. COMPLETE AGREEMENT, AMENDMENTS. This agreement, the Note, and all other instruments and documents contemplated hereby and thereby, are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof, and no consent to any departure by the Company herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 22. APPLICABLE LAW. Except to the extent governed by applicable federal law, this agreement and the Note shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine.

      SECTION 23. NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or 3 days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

LINE OF CREDIT AGREEMENT NO. PRT0989                                   Page 13

If to FCW, as follows:                          If to the Company, as follows:

Farm Credit West, PCA                           Calavo Growers, Inc.
2929 W. Main Street, Suite A                    Attn: Vice President-Finance
Visalia, CA 93291-5700                          P.O. Box 26081
                                                Santa Ana, California 92799-6081
Attention: Mark Littlefield                     Fax No: (949)223-1112
Fax No.: 559-627-4728

If to CoBank, as follows:

For general correspondence purposes:
P.O. Box 5110
Denver, Colorado 80217-5110

For direct delivery purposes, when desired:
5500 South Quebec Street
Greenwood Village, Colorado 80111-1914

Attention: Credit Information Services
Fax No.: (303)-224-6101

      SECTION 24. TAXES AND EXPENSES. To the extent allowed by law, the Company agrees to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained by CoBank) incurred by CoBank and any participants from CoBank in connection with the origination, administration, collection, and enforcement of this agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for the Company's obligations to CoBank, and any stamp, intangible, transfer, or like tax payable in connection with this agreement or any other Loan Document.

      SECTION 25. EFFECTIVENESS AND SEVERABILITY. This agreement shall continue in effect until: (i) all indebtedness and obligations of the Company under this agreement, the Note, and all other Loan Documents shall have been paid or satisfied; and (ii) CoBank has no commitment to extend credit to or for the account of the Company hereunder. Any provision of this agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

      SECTION 26. SUCCESSORS AND ASSIGNS. This agreement, the Note, and the other Loan Documents shall be binding upon and inure to the benefit of the Company and CoBank and their respective successors and assigns, except that the Company may not assign or transfer its rights or obligations under this agreement, the Note or any other Loan Document without the prior written consent of CoBank.

LINE OF CREDIT AGREEMENT NO. PRT0989                                   Page 14

      SECTION 27. PARTICIPATIONS, ETC. From time to time, CoBank may sell to one or more banks, financial institutions or other lenders a subparticipation in one or more of the loans or other extensions of credit made pursuant to this agreement. However, no such subparticipation shall relieve FCW or CoBank of any commitment made to the Company hereunder. In connection with the foregoing, CoBank may disclose information concerning the Company and its Subsidiaries to any subparticipant or prospective subparticipant, provided that such subparticipant or prospective subparticipant agrees to keep such information confidential. CoBank agrees that all participation interests held by CoBank and that are retained for its own account and are not included in a sale of subparticipation interest shall be entitled to patronage distributions in accordance with the bylaws of CoBank and its practices and procedures related to patronage distribution. Accordingly, all interests in the Loans that are included in a sale of subparticipation interests shall not be entitled to patronage distributions. A sale of subparticipation interest may include certain voting rights of the subparticipants regarding the loans hereunder (including without limitation the administration, servicing and enforcement thereof). CoBank agrees to give written notification to the Company of any sale of subparticipation interests.

      IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT WEST, PCA                    CALAVO  GROWERS, INC.

By: /s/ Mark Littlefield                 By: /s/ Arthur J. Bruno
    ----------------------------------       -----------------------------------
Title: Sr. Vice President                Title: Chief Financial Officer

                                         By: /s/ Scott H. Runge
                                             -----------------------------------
                                         Title: Treasurer

EXHIBIT A

                                 PROMISSORY NOTE

$12,000,000.00

                                                                January 22, 2004

            FOR VALUE RECEIVED, on the Maturity Date as set forth in that certain Line of Credit Agreement dated January 22, 2004 or in any amendments thereto (the "Loan Agreement") the undersigned promises to pay to the order of Farm Credit West, PCA (the "Payee"), or order, at the place and in the manner set forth in the Loan Agreement, the principal amount of TWELVE MILLION DOLLARS ($12,000,000.00). The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereon until the date of payment in full, payable as provided in the Loan Agreement.

            This note is given for advances to be made by Payee to the undersigned from time to time in accordance with the terms and conditions of the Loan Agreement, all the terms and conditions of which are incorporated herein by reference. Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, shall be prima facie evidence as to all such amounts and shall be binding on the undersigned absent manifest error. The total of such advances may exceed the face amount of this note but the unpaid principal balance shall not at any time exceed such face amount. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal is paid in full, payable on demand, at a rate per annum set forth in the Loan Agreement.

            The makers or endorsers hereof hereby waive presentment for payment, demand, protest, and notice of dishonor and nonpayment of this note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to them or either of them or to anyone who has assumed the payment of this note, and it is specifically agreed that the obligations of said makers or endorsers shall not be in anyway affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

            The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO.

                                 CALAVO GROWERS,INC.

                                 By: /s/ Arthur J. Bruno
                                     ------------------------------------
                                     Arthur J. Bruno

                                 Title: Chief Financial Officer

                                 By: /s/ Scott H. Runge
                                     ------------------------------------
                                     Scott H. Runge

                                 Title: Treasurer